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                          THIRD AMENDMENT TO REVOLVING
                         CREDIT AGREEMENT AND ASSIGNMENT

         THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT (this "Amendment") made as of June 18, 2004, by and among LEAF FINANCIAL
CORPORATION, a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 ("Leaf Financial") and LEAF FUNDING, INC., a Delaware corporation with offices at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801 ("Leaf Funding, Inc.", and together with Leaf Financial, each a "Borrower" and, collectively, the "Borrowers") and COMMERCE BANK, NATIONAL ASSOCIATION, a national banking association with offices at 1701 Route 70 East, Cherry Hill, New Jersey 08034 ("Secured Party").

                                   BACKGROUND

         A. On May 28, 2003, Borrowers and Secured Party entered into Revolving Credit Agreement and Assignment (the "Credit Agreement") pursuant to which Secured Party promised from time to time to make loans to Borrowers evidenced by that certain Master Note of even date therewith. The Credit Agreement was thereafter amended pursuant to (i) a First Amendment to Revolving Credit Agreement and Assignment dated as of December 19, 2003, and (ii) a Second Amendment to Revolving Credit Agreement and Assignment dated as of May 28, 2004.

         B. Borrowers and Secured Party mutually desire to further amend the Credit Agreement and are entering into this Amendment to set forth their entire understanding and agreement with respect thereto.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that the Credit Agreement is further amended as follows:

         A. Amendments. The Credit Agreement is hereby further amended in the following respects effective as of the date hereof:

                  1. The "Commitment" amount described in Section 1(a) of the Credit Agreement is hereby increased up to an aggregate principal amount of Fifteen Million Dollars ($15,000,000).


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                  2. Section 6(p) of the Credit Agreement is hereby amended and restated as follows:

                  Financial Covenants. The Borrowers shall, on a combined basis:

                           (i) maintain a minimum Adjusted Net Worth of Eight
                  Hundred Thousand Dollars ($800,000) from the date hereof and hereafter through and including the termination of this Agreement, plus fifty percent (50%) of consolidated quarterly net income (without any reduction for losses) commencing with the quarter ended June 30, 2003.

                           (ii) maintain an Interest Coverage Ratio of at least
                  1.10:1 to be measured quarterly from the quarter ending December 31, 2003 until termination of this Agreement. As used herein "Interest Coverage Ratio" means earnings before interest expense, taxes, depreciation and amortization ("EBITDA") divided by interest expense (excluding non-cash interest expense on Subordinated Debt).

                           (iii) maintain a Senior Leverage Ratio (as defined
                  below) no greater than 5:1.

                           As used herein "Adjusted Net Worth" means Net Worth
                  plus the non-current portion of Subordinated Debt minus intangible assets (as it appears on Borrower's financial statements). "Net Worth" means the sum of capital stock, plus retained earnings, plus paid-in-surplus, minus treasury stock. "Subordinated Debt" means all Borrowers' debt which is specifically junior and subordinated to the Indebtedness on terms satisfactory to Secured Party. The "Senior Leverage Ratio" shall be calculated by dividing the Borrowers' Combined Recourse Debt by the Borrowers' Adjusted Net Worth. "Combined Recourse Debt" means all Borrowers' debts, liabilities and obligations, excluding all accounts payable, income taxes payable, accrued liabilities, contingent liabilities (including guaranties computed as the maximum liability guaranteed and any partially recourse debt to the maximum extent of such recourse) and non-recourse debt.



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                  3. The definition "Borrowing Base" in Section 12 of the Credit
Agreement is hereby amended and restated as follows:

                  "Borrowing Base" shall mean the lesser of (i) eighty-five percent (85%) of the present value of the cash flow stream from the underlying leases or (ii) the original underlying lease amount.

                  4. The "Commitment Termination Date" shall occur on November 30, 2004, unless earlier terminated pursuant to the terms of the Credit Agreement.

         B. Consent. Secured Party hereby consents to the foregoing Amendment and waives all prohibitions thereto in the Credit Agreement. Such consent and waiver does not, however, constitute a waiver to any future actions prohibited by the Credit Agreement.

         C. General Provisions.

                  1. Except as expressly set forth herein, the Credit Agreement remains unmodified and will continue in full force and effect. The parties hereto will construe all other provisions of the Credit Agreement to give effect to the provisions hereof.

                  2. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their nominees, successors and assigns.

                  3. This Amendment may be executed in any number of counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

                  4. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


                  [SIGNATURES APPEAR ON FOLLOWING PAGE]




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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the date first above written.

                                  BORROWERS:
                                  ----------

                                  LEAF FINANCIAL CORPORATION


                                  By:
                                       ----------------------------------------
                                  Miles Herman,
                                  President and Chief Operating Officer



                                  LEAF FUNDING, INC.


                                  By:
                                       ----------------------------------------
                                       Miles Herman, Senior Vice President



                                  SECURED PARTY:

                                  COMMERCE BANK, NATIONAL ASSOCIATION


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:




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